Exhibit 5.1

INLIF LIMITED	D +852 3656 6054
因立夫有限公司	E nathan.powell@ogier.com
D +852 3656 6073
E rachel.huang@ogier.com

Reference: NMP/RYH/506522.00001

20 May 2024

INLIF LIMITED 因立夫有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of 2,000,000 ordinary shares of US$0.0001 par value each of the Company (the IPO Shares).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certif icate of incorporation of the Company dated 4 January 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by the special resolution passed on 6 February 2023 and filed with the Company Registrar on 8 February 2023 (the Amended and Restated Memorandum and Articles);

(c)	written resolutions of all the shareholders of the Company passed on 10 April 2024;

(d)	the register of directors and officers of the Company printed on 24 April 2023 (the ROD);

(e)	the register of members of the Company printed on 17 April 2024 (the ROM, and together with the ROD, the Registers);

Ogier
Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws

Floor 11 Central Tower	Partners
28 Queen’s Road Central	Nicholas Plowman	Florence Chan*
Central	Nathan Powell	Lin Han†
Hong Kong	Anthony Oakes	Cecilia Li**~
	Oliver Payne~	Rachel Huang**	* admitted in New Zealand
T +852 3656 6000	Kate Hodson	Richard Bennett**‡	† admitted in New York
F +852 3656 6001	David Nelson	James Bergstrom‡	** admitted in England and Wales
ogier.com	Justin Davis~	Marcus Leese‡~	‡ not ordinarily resident in Hong Kong

(f)	a certificate from a director of the Company dated 20 May 2024 as to certain matters of facts (the Director’s Certificate);

(g)	a copy of the written resolutions of all the directors of the Company dated 20 May 2024 approving, among other things, the Company’s filing of the Registration Statement and issuance of the IPO Shares (together, the Board Resolutions);

(h)	a search of the Cayman Online Registry Information Service conduced against the Company at the Registrar on 20 May 2024 (the CORIS Search);

(i)	a draft copy of the underwriting agreement as exhibited to the Registration Statement; and

(j)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	the Shareholders Resolutions remain in full force and effect;

(h)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and

(j)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing under the laws of the Cayman Islands.

Authorised share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each.

Valid issuance of shares

(c)	The issuance and allotment of the IPO Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the duly passed Board Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective names.

Registration statement - taxation

(d)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, insofar as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulf ilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the IPO Shares while the Registration Statement is effective.

Yours faithfully

Ogier